UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
                        FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 27, 2019
COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 A Street
Tacoma, WA 98402-2156
(Address of principal executive offices and zip code)
(253) 305-1900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, No Par Value	COLB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer
On September 27, 2019, the Board of Directors (the “Board”) of Columbia Banking System, Inc. (the “Company”) appointed Clint E. Stein to serve as the Company’s President and Chief Executive Officer and a member of the Board effective as of January 1, 2020, at which time Hadley Robbins, the Company’s current President and Chief Executive Officer, will depart the Company and resign from the Board. Mr. Stein will also serve as the President and Chief Executive Officer of the Company’s wholly-owned subsidiary, Columbia State Bank (“Columbia Bank”).
Mr. Stein, 47, joined the Company as Senior Vice President and Chief Accounting Officer in December 2005, was appointed acting Chief Financial Officer in May 2012 and, in August 2012, was appointed Executive Vice President and Chief Financial Officer of the Company. Mr. Stein was appointed Executive Vice President and Chief Operating Officer of the Company in July 2017, and continued to serve as Chief Financial Officer until May 2018. Mr. Stein has over 20 years of banking, finance and accounting experience and is a Certified Public Accountant. In light of Mr. Stein’s deep experience in the banking industry, demonstrated leadership ability and history with the Company, the Board has concluded that Mr. Stein should be elected to the Board.
There are no arrangements or understandings between Mr. Stein and any other persons pursuant to which he was selected as a director or officer. There are no family relationships between Mr. Stein and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Mr. Stein has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company and Columbia Bank entered into an employment agreement (the “Employment Agreement”), effective January 1, 2020, with Mr. Stein establishing his compensation as President and Chief Executive Officer. The Employment Agreement, which has a term of three years, provides that Mr. Stein’s compensation will consist of an annual base salary of $800,000, a target annual bonus opportunity of 80% of annual base salary and an annual target long-term incentive opportunity of 120% of annual base salary.
During the term of his employment with the Company and Columbia Bank, Mr. Stein will be entitled to participate in the benefits provided by the Company to its executives on a basis no less favorable than the benefits provided to other executives. Pursuant to the Employment Agreement, Mr. Stein’s base salary for purposes of determining benefits under his Supplemental Executive Retirement Plan will be frozen at $450,000. Mr. Stein otherwise will continue to participate in his Supplemental Executive Retirement Plan, and remain eligible for benefits under this Supplemental Compensation Agreement, in accordance with their terms.
If Mr. Stein’s employment is terminated by the Company and Columbia Bank for any reason other than cause, disability or death, or if Mr. Stein terminates employment for good reason (as those terms are defined in the Employment Agreement), each of which is referred to as a “qualifying termination,” Mr. Stein will be entitled to receive any earned but unpaid bonus for a prior fiscal year and, subject to his execution of a release of claims, (1) cash severance equal to 2.0 times Mr. Stein’s annual base salary, (2) a prorated bonus for the year of termination based on actual performance, (3) a prorated portion of any long-term incentive awards (based on actual performance in the case of awards subject to performance-based vesting) and (4) continued health and welfare benefits for 24 months.
Notwithstanding the foregoing, if Mr. Stein experiences a qualifying termination within six months prior to, or within 24 months following, a change in control of the Company (as defined in the Employment Agreement), Mr. Stein will be entitled to receive (1) cash severance equal to 2.5 times the sum of Mr. Stein’s annual base salary and target annual bonus, (2) a prorated target bonus for the year of termination and (3) subject to Mr. Stein’s execution of a release of claims, continued health and welfare benefits for 30 months. On any such qualifying termination, Mr. Stein’s long-term incentive awards will be treated in accordance with their terms.
If Mr. Stein’s employment is terminated due to Mr. Stein’s death or disability, Mr. Stein’s legal representatives will be entitled to receive any earned but unpaid bonus for a prior fiscal year and Mr. Stein’s long-term incentive awards will be treated in accordance with their terms.

Mr. Stein will be subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.
In connection with his departure, Mr. Robbins is entitled to the payments and benefits provided for a qualifying termination under his Employment Agreement, dated June 28, 2017, among the Company and Columbia Bank, and remains subject to the restrictive covenants contained therein, including the non-competition and non-solicitation covenants that will continue for two years following his departure.
A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.
Appointment of Chief Operating Officer
On September 27, 2019, the Board appointed Christopher M. Merrywell to serve as the Company’s Chief Operating Officer effective as of January 1, 2020. Mr. Merrywell will also serve as the Chief Operating Officer of Columbia Bank. Mr. Merrywell, 53, joined the Company in 2012 as Senior Vice President and Wealth Management Director and was appointed Executive Vice President and Chief Consumer Banking Officer in 2017. He has 30 years of experience in financial services.
There are no arrangements or understandings between Mr. Merrywell and any other persons pursuant to which he was selected as an officer. There are no family relationships between Mr. Merrywell and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company). Mr. Merrywell’s compensation as Chief Operating Officer will consist of an annual base salary of $425,000, a target annual bonus opportunity of 60% of annual base salary and an annual target long-term incentive opportunity of 80% of annual base salary.

Item 7.01.	Regulation FD Disclosure.
On September 30, 2019, the Company issued a press release announcing Mr. Stein’s appointment as President and Chief Executive Officer of the Company and Columbia Bank and Mr. Merrywell’s appointment as Chief Operating Officer of the Company and Columbia Bank. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.
Item Financial Statements and Exhibits.
9.01.
(d) Exhibits.
The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement dated September 30, 2019, by Columbia State Bank, Columbia Banking System, Inc. and Clint Stein.
99.1	Press release dated September 30, 2019 (furnished and not filed for purposes of Item 7.01).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date:	October 2, 2019	/s/ KUMI Y. BARUFFI
Kumi Y. Baruffi
Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated September 30, 2019, by Columbia State Bank, Columbia Banking System, Inc. and Clint Stein.
99.1	Press release dated September 30, 2019 (furnished and not filed for purposes of Item 7.01).